CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 55 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 17, 1998, relating to the financial statements and financial highlights of J.P. Morgan Disciplined Equity Fund, J.P. Morgan U.S. Equity Fund, J.P. Morgan U.S. Small Company Fund and J.P. Morgan U.S. Small Company Opportunities Fund and the financial statements and supplementary data of The Disciplined Equity Portfolio, The U.S. Equity Portfolio, The U.S. Small Company Portfolio and The U.S. Small Company Opportunities Portfolio appearing in the May 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 September 24, 1998